Exhibit 99.1

News Release

Nucor Reports Results for the Fourth Quarter of 2025

Fourth Quarter of 2025 Highlights

•	Net earnings attributable to Nucor stockholders of $378 million, or $1.64 per diluted share

•	Adjusted net earnings attributable to Nucor stockholders of $400 million, or $1.73 per diluted share

•	Net sales of $7.69 billion

•	Net earnings before noncontrolling interests of $423 million; EBITDA of $918 million

CHARLOTTE, N.C. – January 26, 2026—Nucor Corporation (NYSE: NUE) today announced consolidated net earnings attributable to Nucor stockholders of $378 million, or $1.64 per diluted share, for the fourth quarter of 2025. Excluding impairment charges taken during the quarter, Nucor’s fourth quarter of 2025 adjusted net earnings attributable to Nucor stockholders were $400 million, or $1.73 per diluted share. By comparison, Nucor reported consolidated net earnings attributable to Nucor stockholders of $607 million, or $2.63 per diluted share, for the third quarter of 2025 and $287 million, or $1.22 per diluted share, for the fourth quarter of 2024.

Reflected in the fourth quarter of 2025 losses and impairments of assets are charges of $21 million, or $0.08 per diluted share, related to the closure or repurposing of certain facilities in the steel products segment. Also included in the fourth quarter of 2025 losses and impairments of assets are charges of $6 million, or $0.01 per diluted share, related to the impairment of certain non-current assets in the steel mills segment.

“I want to thank our teammates for their tremendous work throughout 2025—delivering for our customers, advancing key growth projects, and making this Nucor’s safest year,” said Leon Topalian, Nucor’s Chair and Chief Executive Officer. “During the year, we brought several major projects online, including our new rebar micro-mill in Lexington, North Carolina, the Kingman, Arizona melt shop, our Alabama Towers and Structures facility, and our coating complex in Crawfordsville, Indiana. As these and other recently completed projects ramp up, they are beginning to deliver meaningful earnings contributions and we believe they will play an important role in strengthening our earnings power over time.

“Looking ahead to 2026, we are encouraged by robust demand in several key end markets, historically strong backlogs, and federal policies that support a vibrant domestic steel industry. Our focus remains on execution and generating strong, through-cycle returns for our shareholders.”

Earnings Before Income Taxes and Noncontrolling Interests by Segment (In millions)

	Three Months (13 Weeks) Ended			Twelve Months (52 Weeks) Ended
	December 31, 2025	October 4, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Steel mills	$516	$793	$169	$2,383	$2,226
Steel products	230	319	329	1,229	1,596
Raw materials	24	43	57	153	40
Corporate/eliminations	(269)	(272)	(165)	(1,197)	(960)

	$501	$883	$390	$2,568	$2,902

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Analysis of Fourth Quarter of 2025 Results Compared to the Third Quarter of 2025

The steel mills segment earnings decreased in the fourth quarter of 2025 due to lower volumes and margin compression, primarily in sheet. In the steel products segment, earnings declined in the fourth quarter on lower volumes and higher average costs per ton, partially offset by higher average realized pricing. The raw materials segment earnings decreased in the fourth quarter mainly as a result of two scheduled outages at our direct reduced iron facilities that were partially offset by insurance recoveries.

Financial Strength

At the end of the fourth quarter of 2025, Nucor had $2.70 billion in cash and cash equivalents and short-term investments on hand. The Company’s $2.25 billion revolving credit facility remains undrawn and does not expire until March 2030. The Company continues to have the strongest credit ratings in the North American steel sector (A-/A-/A3) with stable outlooks at Standard & Poor’s, Fitch Ratings and Moody’s, respectively.

Commitment to Returning Capital to Stockholders

During the fourth quarter of 2025, Nucor repurchased approximately 0.7 million shares of its common stock at an average price of $145.23 per share (approximately 5.4 million shares during the full year 2025 at an average price of $128.66 per share). As of December 31, 2025, Nucor had approximately $406 million remaining authorized and available for repurchases under its share repurchase program. This share repurchase authorization is discretionary and has no scheduled expiration date.

On December 1, 2025, Nucor’s Board of Directors declared a cash dividend of $0.56 per share. This cash dividend is payable on February 11, 2026, to stockholders of record as of December 31, 2025 and is Nucor’s 211th consecutive quarterly cash dividend. Nucor has increased its regular, or base, dividend for 53 consecutive years – every year since it first began paying dividends in 1973.

For the full year of 2025, Nucor returned approximately $1.2 billion to stockholders in the form of share repurchases and dividend payments.

First Quarter of 2026 Outlook Compared to the Fourth Quarter of 2025

We expect earnings to increase in the first quarter of 2026. Earnings in the first quarter of 2026 are expected to increase across all three of our operating segments, with the largest increase in the steel mills segment. In the steel mills segment, the expected increase is due to higher volumes and higher realized prices across all major product categories. In the steel products segment, we expect improved earnings in the first quarter due to increased volumes on stable pricing. The raw materials segment is expected to have increased earnings in the first quarter of 2026.

Earnings Conference Call

An earnings call is scheduled for January 27, 2026 at 10:00 a.m. Eastern Time to review Nucor’s fourth quarter and full year 2025 financial results and provide a business update. The call can be accessed via webcast from the Investor Relations section of Nucor’s website (nucor.com/investors). A presentation with supplemental information to accompany the call has been posted to Nucor’s Investor Relations website. A playback of the webcast will be posted to the same site within one day of the live event.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel — in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; overhead doors; steel grating; wire and wire mesh; and utility structures. Nucor, through The David J. Joseph Company and its affiliates, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Non-GAAP Financial Measures

The Company uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this news release, including EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable financial measure calculated and presented in accordance with GAAP.

We define EBITDA as net earnings before noncontrolling interests, adding back the following items: interest expense (income), net; provision for income taxes; losses and impairments of assets; depreciation; and amortization. We define adjusted net earnings attributable to Nucor stockholders as net earnings attributable to Nucor stockholders adding back losses and impairments of assets, net of tax and noncontrolling interests. We define adjusted net earnings per diluted share as net earnings per diluted share adding back the per diluted share impact of losses and impairments of assets, net of tax and noncontrolling interests. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents the non-GAAP financial measures of EBITDA, adjusted net earnings attributable to Nucor stockholders and adjusted net earnings per diluted share in this news release because it considers them to be important supplemental measures of performance. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors evaluating the Company’s financial and operational performance by providing a consistent basis of comparison across periods.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties and volatility surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; (14) our ability to integrate businesses we acquire; and (15) the impact of any pandemic or public health situation. These and other factors are discussed in Nucor’s regulatory filings with the United States Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries –

Chris Jacobi, chris.jacobi@nucor.com, or Paul Donnelly, paul.donnelly@nucor.com

For Media Inquiries –

Katherine Miller, katherine.miller@nucor.com

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Consolidated Financial Statements

Condensed Consolidated Statements of Earnings (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended			Twelve Months (52 Weeks) Ended
	Dec. 31, 2025	Oct. 4, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Net sales	$7,687	$8,521	$7,076	$32,494	$30,734

Costs, expenses and other:
Cost of products sold	6,825	7,333	6,449	28,616	26,632
Marketing, administrative and other expenses	334	300	240	1,219	1,123
Equity in earnings of unconsolidated affiliates	(11)	(10)	(6)	(35)	(30)
Losses and impairments of assets	27	—	—	67	137
Interest expense (income), net	11	15	3	59	(30)

	7,186	7,638	6,686	29,926	27,832

Earnings before income taxes and noncontrolling interests	501	883	390	2,568	2,902
Provision for income taxes	78	200	45	530	583

Net earnings before noncontrolling interests	423	683	345	2,038	2,319
Earnings attributable to noncontrolling interests	45	76	58	294	292

Net earnings attributable to Nucor stockholders	$378	$607	$287	$1,744	$2,027

Net earnings per share:
Basic	$1.64	$2.63	$1.22	$7.53	$8.47
Diluted	$1.64	$2.63	$1.22	$7.52	$8.46
Average shares outstanding:
Basic	229.3	229.9	234.0	230.7	238.3
Diluted	229.6	230.2	234.3	230.9	238.5

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,260	$3,558
Short-term investments	439	581
Accounts receivable, net	3,105	2,675
Inventories, net	5,462	5,106
Other current assets	499	555

Total current assets	11,765	12,475
Property, plant and equipment, net	15,306	13,243
Goodwill	4,297	4,288
Other intangible assets, net	2,880	3,134
Other assets	856	800

Total assets	$35,104	$33,940

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$122	$225
Current portion of long-term debt and finance lease obligations	90	1,042
Accounts payable	1,890	1,832
Salaries, wages and related accruals	882	903
Accrued expenses and other current liabilities	1,020	975
Total current liabilities	4,004	4,977
Long-term debt and finance lease obligations due after one year	6,909	5,683
Deferred credits and other liabilities	2,067	1,863

Total liabilities	12,980	12,523

Commitments and contingencies
Equity
Nucor stockholders’ equity:
Common stock	152	152
Additional paid-in capital	2,253	2,223
Retained earnings	31,504	30,271
Accumulated other comprehensive loss, net of income taxes	(194)	(208)
Treasury stock	(12,779)	(12,144)

Total Nucor stockholders’ equity	20,936	20,294
Noncontrolling interests	1,188	1,123

Total equity	22,124	21,417

Total liabilities and equity	$35,104	$33,940

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Year Ended December 31,
	2025	2024
Operating activities:
Net earnings before noncontrolling interests	$2,038	$2,319
Adjustments:
Depreciation	1,226	1,094
Amortization	254	262
Stock-based compensation	133	132
Deferred income taxes	161	(116)
Distributions from affiliates	46	25
Equity in earnings of unconsolidated affiliates	(35)	(30)
Losses and impairments of assets	47	137
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	(428)	319
Inventories	(366)	518
Accounts payable	80	(321)
Federal income taxes	124	97
Salaries, wages and related accruals	2	(385)
Other operating activities	(48)	(72)

Cash provided by operating activities	3,234	3,979

Investing activities:
Capital expenditures	(3,422)	(3,173)
Investment in and advances to affiliates	(1)	—
Sale of business	—	1
Disposition of plant and equipment	45	17
Acquisitions (net of cash acquired)	(2)	(758)
Purchases of investments	(985)	(1,296)
Proceeds from the sale of investments	1,140	1,487
Other investing activities	(1)	(12)

Cash used in investing activities	(3,226)	(3,734)

Financing activities:
Net change in short-term debt	(102)	105
Proceeds from issuance of long-term debt, net of discount	1,217	—
Repayment of long-term debt	(1,015)	(10)
Bond issuance costs	(9)	—
Proceeds from exercise of stock options	5	4

Payment of tax withholdings on certain stock-based compensation	(32)	(53)
Distributions to noncontrolling interests	(249)	(352)
Cash dividends	(512)	(522)
Acquisition of treasury stock	(700)	(2,217)
Proceeds from government incentives	77	—
Other financing activities	5	(13)

Cash used in financing activities	(1,315)	(3,058)

Effect of exchange rate changes on cash	9	(16)

Decrease in cash and cash equivalents	(1,298)	(2,829)
Cash and cash equivalents—beginning of year	3,558	6,387

Cash and cash equivalents—end of year	$2,260	$3,558

Non-cash investing activity:
Change in accrued plant and equipment purchases	$(26)	$115

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Select Financial and Operational Data

(Dollars in millions, tons in thousands, per unit amounts as noted)
	Three Months (13 Weeks) Ended					Twelve Months (52 Weeks) Ended
	Dec. 31, 2025	Oct. 4, 2025	% Change	Dec. 31, 2024	Year Ago % Change	Dec. 31, 2025	Dec. 31, 2024	% Change
Consolidated Financial & Operational Data
Net Sales	$7,687	$8,521	-10%	$7,076	9%	$32,494	$30,734	6%
External Average Sales Price per Ton	$1,242	$1,258	-1%	$1,168	6%	$1,221	$1,241	-2%
Sales Tons to External Customers	6,191	6,774	-9%	6,058	2%	26,615	24,767	7%
Pre-Operating & Start-Up Costs	$87	$103	-16%	$164	-47%	$496	$594	-16%
Pre-Operating & Start-Up Costs per Diluted Share	$0.29	$0.34		$0.53		$1.63	$1.89
Number of Days in Period	88	91		94		365	366
Steel Mills Segment Data
Total Shipments	5,906	6,428	-8%	5,650	5%	25,271	23,126	9%
Sales Tons to External Customers	4,602	4,976	-8%	4,580	0%	19,848	18,480	7%
Percentage of Sales to Internal Customers	22%	23%		19%		21%	20%
External Average Sales Price per Ton	$1,019	$1,038	-2%	$926	10%	$1,008	$1,013	0%
Average Scrap/Scrap Substitute Cost per Gross Ton	$380	$391	-3%	$381	0%	$392	$394	-1%
Utilization	82%	85%		74%		83%	76%
Steel Products Segment Data
Sales Tons to External Customers	1,025	1,183	-13%	968	6%	4,397	4,018	9%
Average Sales Price per Ton	$2,413	$2,358	2%	$2,448	-1%	$2,348	$2,510	-6%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Tonnage Data (In thousands)	Three Months (13 Weeks) Ended					Twelve Months (52 Weeks) Ended
	Dec. 31, 2025	Oct. 4, 2025	% Change	Dec. 31, 2024	Year Ago % Change	Dec. 31, 2025	Dec. 31, 2024	% Change
Steel mills total shipments:
Sheet	2,804	3,030	-7%	2,714	3%	11,872	11,394	4%
Bars	2,007	2,190	-8%	1,887	6%	8,635	7,730	12%
Structural	522	595	-12%	508	3%	2,329	2,063	13%
Plate	552	594	-7%	502	10%	2,329	1,797	30%
Other	21	19	11%	39	-46%	106	142	-25%

	5,906	6,428	-8%	5,650	5%	25,271	23,126	9%

Sales tons to outside customers:
Steel mills	4,602	4,976	-8%	4,580	0%	19,848	18,480	7%
Joist and deck	218	254	-14%	178	22%	871	712	22%
Rebar fabrication products	270	356	-24%	239	13%	1,179	1,020	16%
Tubular products	228	206	11%	221	3%	947	856	11%
Building systems	54	62	-13%	57	-5%	228	238	-4%
Other steel products	255	305	-16%	273	-7%	1,172	1,192	-2%
Raw materials	564	615	-8%	510	11%	2,370	2,269	4%

	6,191	6,774	-9%	6,058	2%	26,615	24,767	7%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Fourth Quarter of 2025 (Continued)

Non-GAAP Financial Measures

Reconciliation of EBITDA (Unaudited)

(In millions)

	Three Months (13 Weeks) Ended			Twelve Months (52 Weeks) Ended
	Dec. 31, 2025	Oct. 4, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Net earnings before noncontrolling interests	$423	$683	$345	$2,038	$2,319
Depreciation	316	304	285	1,226	1,094
Amortization	63	63	73	254	262
Losses and impairments of assets	27	—	—	67	137
Interest expense (income), net	11	15	3	59	(30)
Provision for income taxes	78	200	45	530	583

EBITDA	$918	$1,265	$751	$4,174	$4,365

Reconciliation of Adjusted Net Earnings Attributable to Nucor Stockholders (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended		Twelve Months (52 Weeks) Ended
	December 31, 2025		December 31, 2025		December 31, 2024
		Diluted EPS		Diluted EPS		Diluted EPS
Net earnings attributable to Nucor stockholders	$378	$1.64	$1,744	$7.52	$2,027	$8.46
Losses and impairments of assets, net of tax and noncontrolling interests	22	0.09	45	0.19	103	0.44

Adjusted net earnings attributable to Nucor stockholders	$400	$1.73	$1,789	$7.71	$2,130	$8.90

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com